UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 17, 2010

Date of report

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On June 17, 2010, Patterson Medical, the rehabilitation supply and equipment unit of Patterson Companies, Inc. (the Company), acquired the rehabilitation businesses of DCC Healthcare, a division of DCC plc, a business support services group headquartered in Dublin, Ireland.

The acquired DCC businesses—Days Healthcare, Physiomed and Ausmedic—rank among the leaders in their respective overseas markets, providing assistive living products and rehabilitation equipment and supplies to hospitals, physical and occupational therapists, long-term care facilities, dealers and consumers in the U.K., continental Europe, Australia, New Zealand and other international markets. The sales of the acquired businesses were approximately $70 million for the twelve months ended March 31, 2010.

The acquisition is expected to have a neutral impact on the Company’s consolidated earnings in fiscal 2011 and then be accretive starting in its second year as part of the Company.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press release of Patterson Companies, Inc., dated June 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: June 18, 2010	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)